Exhibit 10.4
THIRD AMENDMENT TO
SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT
     WHEREAS, the Connecticut Water Company (hereinafter referred to as “Employer”) and                      (hereinafter referred to as the “Employee”) entered into a Supplement Executive Retirement Agreement dated as of                      (hereinafter referred to as the “Agreement”); and
     WHEREAS, the parties wish to amend the Agreement in accordance with the provisions of Section 6.A. thereof;
     NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the Agreement is hereby amended as follows:
     The second and third unnumbered paragraphs of Section 1.a. and the second and third unnumbered paragraphs of Section 1.b. of the Agreement, both as added by the Second Amendment, are deleted and the following two paragraphs are substituted in each place in lieu thereof:
     “For purposes of the foregoing, ‘Average Earnings’ shall have the meaning set forth in the Retirement Plan, except that in determining Average Earnings, Annual Earnings (as defined in the Retirement Plan) shall not be limited to the OBRA ’93 annual compensation limit, the annual compensation limit imposed under the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”), or any similar limit on annual compensation under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the “Code”), imposed by any future legislation.
     In determining Average Earnings, if the Employee retires under this Agreement on or after attainment of age 62, Annual Earnings shall also include the value of all of the following: (1) Cash Units; (2) Restricted Stock; and (3) Performance Shares awarded to the Participant under the Connecticut Water Service, Inc. Performance Stock Program (the “Program”) for any year in which such awards are made, including awards made prior to the time the change in the definition of Average Earnings was adopted. Notwithstanding the foregoing, in no event shall awards which are long-term awards or PARSAs be taken into account in determining Average Earnings. The value of such awards (other than long-term awards or PARSAs) shall be included within Annual Earnings in the year in which such amounts are finally determined and actually awarded. Such amounts, if credited to a Performance Share Account, shall not be counted a second time when payment is made from such account.

     IN WITNESS WHEREOF, the Employer and the Employee have executed this Amendment as of                                         , 2007.

EMPLOYEE	THE CONNECTICUT WATER COMPANY

By: